SYMONDS, EVANS & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

July 30, 2009

Office of the Chief Accountant
U.S. Securities and Exchange Commission
Washington, DC 20549

We have received a copy of, and are in agreement with, the statements being made by Cascade Bancorp in Item 4.01 of its Form 8-K dated July 30, 2009, captioned "Change in Registrant's Certifying Accountant," as it relates to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Symonds, Evans + Company, P.C.

Portland, Oregon

7105 S.W. Varns Street, Suite 200
Portland, Oregon 97223
Phone: (503) 597-7350
Fax: (503) 597-7331